UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported) June 28, 2006
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-29129 (Commission File Number)	87-0370820 (I.R.S. Employer Identification No.)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On June 28, 2006, Innuity, Inc. mutually agreed with Hello Metro Incorporated, Superfly Advertising, Inc., Treefrog Commerce, Inc. and Clark Scott, to terminate the asset purchase agreement, dated March 9, 2006, pursuant to which Hello Metro had agreed to sell to us certain assets and properties that are primarily related to its business of providing internet users local content, guides and information concerning certain cities around the world, and Superfly and Treefrog had agreed to sell to us certain of their assets and properties primarily related to their internet traffic businesses. Under the terms of the asset purchase agreement, either party could elect to terminate the agreement if the transaction had not closed by May 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.
Dated: June 28, 2006	By:	/s/ ROBERT K. BENCH
Robert K. Bench
Chief Financial Officer